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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of DTE Energy Company on Form S-3 of our report dated January 24, 2001 appearing in the Annual Report on Form 10-K of DTE Energy Company for the year ended December 31, 2000, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP


Detroit, Michigan
April 12, 2001